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                                                           EXHIBIT 11.1


                     CHAMPION COMMUNICATION SERVICES, INC.
                        EARNINGS PER SHARE COMPUTATIONS
                 For the years ended December 31, 1996 and 1995

                                                    1996        1995
                                                ------------------------
PRIMARY EARNINGS PER SHARE

Net loss applicable to common stock             ($1,618,964)   ($857,999)
                                                ------------------------
Shares used in earnings per share
  computations                                    5,084,146    4,161,165

Net loss per weighted average common
  share                                             ($0.32)       ($0.21)
                                                =========================

FULLY DILUTED EARNINGS PER SHARE

Net loss applicable to common stock             ($1,618,964)   ($857,999)
                                                ------------------------
Shares used in earnings per share
  computations                                    5,084,146    4,161,165

Net loss per weighted average common
  share                                              ($0.32)      ($0.21)
                                                =========================

                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                             COMPUTATIONS - PRIMARY

Outstanding common shares at beginning
  of period                                       4,695,085    3,754,000

Weighted average common shares issued
  during period                                     389,061      407,165
                                                ------------------------
Weighted average common shares used in
  earnings per share computation                  5,084,146    4,161,165
                                                ========================


                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                          COMPUTATIONS - FULLY DILUTED


Outstanding common shares at beginning
  of period                                       4,695,085    3,754,000
                                                ------------------------
Weighted average common shares issued
  during period                                     389,061      407,165
                                                ------------------------
Weighted average common shares used in
  earnings per share computation                  5,084,146    4,161,165
                                                ========================